United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1502 Stickney Point Road, Unit 501, Sarasota, Florida 34231-3718
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 926-2510

500 John Ringling Boulevard, Sarasota, Florida 34242
 (Former name or former address, if changed since last report)

ITEM 1.02.	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

          The previously announced Definitive Agreement and Plan of Merger between SkyLynx Communications, Inc. the (the "Company"), Digital Computer Integration Corporation, a Texas corporation ("DCI") and others has been terminated without consummation.

          The Company has no plans to further pursue a possible acquisition of DCI.

SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SKYLYNX COMMUNICATIONS, INC.
Date: March_6, 2006	By: /s/ Gary L. Brown Gary L. Brown, President and Chief Executive Officer